UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM 8-K
____________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 31, 2017
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A10 NETWORKS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36343	20-1446869
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 West Plumeria Drive
San Jose, CA 95134
(Address of principal executive offices, including zip code)
(408) 325-8668
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of Shiva Natarajan’s Fiscal 2017 Compensation
In connection with the appointment of Mr. Natarajan to the role of interim Chief Financial Officer, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of A10 Networks, Inc. (the “Company”) approved the compensation for Mr. Natarajan on March 31, 2017 as follows:

	New Base Salary (1)	FY 17 Target Bonus Opportunity (As Percent of Base Salary) (2)(3)	FY 17 One‑time Cash Bonus Opportunity (4)
Shiva Natarajan	$255,000	40%	$60,000

(1)	Effective as of February 1, 2017.

(2)
For fiscal 2017, Mr. Natarajan will be eligible to receive cash incentive compensation pursuant to the terms of the Company’s Executive Cash Incentive Plan under the Company’s Executive Incentive Compensation Plan.

(3)	Effective as of January 1, 2017.

(4)	This cash bonus will become payable in three, equal installments of $20,000 on each of March 31, 2017, May 31, 2017, and August 15, 2017, so long as Mr. Natarajan is employed on each of those dates.
Grant of Equity Award
In connection with the appointment of Mr. Natarajan to interim Chief Financial Officer and as part of the Company’s long-term incentive compensation strategy, the Committee awarded Mr. Natarajan time-based restricted stock units (“RSUs”) covering 35,000 shares of the Company’s common stock, that are scheduled to vest in equal installments on each of the sixteen quarterly vesting dates following February 12, 2017, subject to Mr. Natarajan’s continuous service with the Company through each relevant vesting date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A10 NETWORKS, INC.
By: /s/ Robert Cochran
Robert Cochran
Executive Vice President, Legal and Corporate Collaboration and Secretary and Director

Date: April 6, 2017